                                                                    EXHIBIT 99.3


                            NOTICE OF GUARANTEED DELIVERY
                                         FOR
                              TENDER OF ALL OUTSTANDING
                    141/2% SENIOR DEFERRED INTEREST NOTES DUE 2005
                                   IN EXCHANGE FOR
               141/2% SENIOR DEFERRED INTEREST EXCHANGE NOTES DUE 2005
                                          OF
                             WINSTAR COMMUNICATIONS, INC.


         Registered holders of outstanding 141/2% Senior Deferred Interest
Notes Due 2005 (the "Old Senior Notes") of WinStar Communications, Inc. ("Company") who wish to tender their Old Senior Notes in exchange for a like principal amount of 141/2% Senior Deferred Interest Exchange Notes Due 2005 (the "New Senior Notes") of the Company, in each case, whose Old Senior Notes are not immediately available or who cannot deliver their Old Senior Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to United States Trust Company of New York (the "Exchange Agent"), prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus.

                    THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                       UNITED STATES TRUST COMPANY OF NEW YORK


BY MAIL:                  BY OVERNIGHT COURIER:    BY HAND:                        BY FACSIMILE:

United States Trust       United States Trust      United States Trust
  Company of New York      Company of New York      Company of New York            Fax No. (212) 420-6152
P.O. Box 844              770 Broadway, 7th Floor  111 Broadway, Lower Level       (For Eligible Institutions Only)
Cooper Station            New York, NY  10003      New York, NY  10006             CONFIRM BY TELEPHONE:
New York, NY  10276-0844  Attn:  Corporate Trust   Attn: Corporate TrustServices   Telephone no. (800) 548-6565
(registered or            Operations Department
 certified mail
 recommended)


Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies & Gentlemen:

         The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Senior Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

         The undersigned understands that tenders of Old Senior Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Senior Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of Old Senior Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Senior Notes being purchased thereunder or as otherwise provided in the Prospectus.

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.


                               PLEASE SIGN AND COMPLETE


Signature(s) of Registered Owner(s)         Name(s) of Registered Holder(s):
or Authorized Signatory:
                        ----------------    --------------------------------

----------------------------------------    --------------------------------

----------------------------------------    --------------------------------
                                             Address:
Principal Amount of Old Senior Notes                  ----------------------
Tendered:
                                             --------------------------------
----------------------------------------    Area Code and Telephone No.:
                                                 ---------------------------
Certificate No(s). of Old Senior Notes           Date:
(if available):                                  ---------------------------

----------------------------------------



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





    This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Senior Notes exactly as its (their) name(s) appear on certificates for Old Senior Notes or on a security position listing as the owner of Old Senior Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                         PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
         --------------------------------------------------------------------

         --------------------------------------------------------------------

Capacity:
         --------------------------------------------------------------------

Address(es):

         --------------------------------------------------------------------

         --------------------------------------------------------------------

         --------------------------------------------------------------------

DO NOT SEND OLD SENIOR NOTES WITH THIS FORM. OLD SENIOR NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.




                                      GUARANTEE
                       (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act, hereby (a) represents that each holder of Old Senior Notes on whose behalf this tender is being made "own(s)" the Old Senior Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended,
(b) represents that such tender of Old Senior Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Senior Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

    THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:                                         Authorized Signature
              -------------------------
Address:                                    Name:
         ------------------------------          -----------------------------

------------------------------------------
Area Code and Telephone No.:                Title:
                        ---------------          -----------------------------

----------------------------------------    Date:
                                                 -----------------------------




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